Exhibit 99.1
BeautyHealth Reports Record Second Quarter 2022 Financial Results
All-time high quarterly net sales of $103.5 million, up +55.7% YoY
Company raises net sales guidance and reaffirms adjusted EBITDA outlook for the year

Exceptional results driven by acceleration of HydraFacial delivery system placements globally, with segment revenue up +85.4% YoY; healthy consumer interest

Long Beach, Calif., August 9, 2022 – The Beauty Health Company (NASDAQ: SKIN), home to flagship brand HydraFacial, today announced record financial results that exceeded expectations for the second quarter ended June 30, 2022. On the basis of the quarter’s exceptional performance and growing momentum, the Company also raised its 2022 net sales guidance and reaffirmed its 2022 adjusted EBITDA guidance.

Second Quarter 2022 vs. Second Quarter 2021:
•Global performance:
◦+55.7% net sales growth to $103.5 million
◦Net income and adjusted net income of $7.9 million and $2.2 million in 2Q 2022, respectively, compared to net loss and adjusted net income of ($139.4) million and $7.8 million in 2Q 2021, respectively
◦+10.9% adjusted EBITDA growth to $12.6 million
•Net sales by region:
◦Americas: $75.4 million, +76.6% year-over-year; driven by strong demand for Syndeo
◦APAC: $10.4 million, (16.5%) year-over-year; driven by COVID lockdowns in China, partly offset by strength in Australia
◦EMEA: $17.8 million, +56.0% year-over-year; driven by high conversion in marketing activations across the region
•Successful U.S. rollout of Syndeo, HydraFacial’s next generation connected delivery system, with +108.3% sequential quarterly growth in Americas number of systems sold since the first quarter 2022 when Syndeo was launched
•Growing consumer interest with all-time highs in Google Search activity and Earned Media Value

“Our spectacular results this quarter reflect the growing strength of our business, the enthusiasm of our providers and consumers, and the accelerating demand for HydraFacial around the world,” said BeautyHealth President and Chief Executive Officer Andrew Stanleick. “We delivered our highest-ever quarterly net sales on record delivery system sales. We remain as confident as ever in our business and are raising our full-year net sales guidance by $10 million, up to $340 to $350 million, and reaffirming our $50 million 2022 adjusted EBITDA outlook as we continue to invest in our growth.”

Key Operational and Business Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited (dollars in millions)	2022	2021	2022	2021
Delivery Systems net sales	$64.8	$34.9	$106.4	$60.6
Consumables net sales	38.8	31.6	72.5	53.4
Total net sales	$103.5	$66.5	$179.0	$114.1
Gross profit	$71.7	$47.3	$123.6	$79.0
Gross margin	69.2%	71.0%	69.1%	69.3%
Net income (loss)	$7.9	$(139.4)	$40.4	$(142.7)
Adjusted net income (loss)*	$2.2	$7.8	$(6.3)	$7.7
Adjusted EBITDA*	$12.6	$11.4	$14.9	$18.4
Adjusted EBITDA margin*	12.2%	17.1%	8.3%	16.1%
Adjusted gross profit*	$74.8	$49.8	$129.6	$84.1
Adjusted gross margin*	72.3%	74.9%	72.4%	73.8%
*See "Non-GAAP Financial Measures" below.

Second Quarter 2022 Summary
•Net sales of $103.5 million increased +55.7% in Q2 2022 compared to $66.5 million in Q2 2021, driven by record Delivery Systems net sales.
◦Delivery Systems net sales increased to $64.8 million in Q2 2022, compared to $34.9 million in Q2 2021. The Company sold 2,738 Delivery Systems during the quarter, including 1,203 trade-ups.
◦Consumables net sales increased to $38.8 million in Q2 2022, compared to $31.6 million in Q2 2021.
◦Net sales in the Americas region increased to $75.4 million in Q2 2022 compared to $42.7 million in Q2 2021, driven by strong demand for Syndeo.
◦Net sales in the APAC region decreased to $10.4 million in Q2 2022 compared to $12.4 million in Q2 2021, driven by COVID-19 related lockdowns in China, partly offset by continued strength in Australia.
◦Net sales in the EMEA region increased to $17.8 million in Q2 2022 compared to $11.4 million in Q2 2021, driven by strong Delivery Systems net sales and high conversion of the Company’s marketing activations across the region.
•Gross margin was 69.2% in Q2 2022 compared to 71.0% in Q2 2021, and adjusted gross margin was 72.3% in Q2 2022 compared to 74.9% in Q2 2021. Gross margin was impacted by the lower average selling price of delivery systems due to intentional promotions associated with Syndeo’s launch, as well as continued pricing pressure from supply chain headwinds, particularly shipping costs. These impacts were partly offset by strength in new Syndeo system placements, margin accretion from distributor acquisitions, and fixed cost leverage from higher net sales volume. The Company expects continued headwinds from global supply chain challenges and inflationary pressures to weigh on gross margin through 2022, specifically higher shipping costs, offset by fixed cost leverage from higher sales volumes coupled with pricing initiatives, and margin accretion related to the acquired distributor inventory.
•Selling and marketing expenses were $44.9 million in Q2 2022 compared to $26.2 million in Q2 2021, primarily driven by increases in planned marketing programs, personnel-related expenses, and sales commissions associated with higher revenue.
•Operating loss was $3.4 million in Q2 2022 compared to an operating loss of $26.4 million in Q2 2021, primarily due to the lack of transaction costs incurred in Q2 2021 associated with the Business Combination. This was partly offset by increased sales commissions associated with higher revenue, increases in global planned marketing programs, increased personnel-related expenses, and increased recruiting & professional fees. The operating loss in Q2 2022 includes $1.1 million in litigation costs to vigorously protect the Company’s intellectual property and one-time costs of $1.9 million.
•Net income was $7.9 million in Q2 2022 compared to a net loss of $139.4 million in Q2 2021, and adjusted net income was $2.2 million in Q2 2022 compared to $7.8 million in Q2 2021. The fluctuation was primarily due to the change in fair value of the warrant liability.
•Adjusted EBITDA is an important profitability measure that the Company uses to manage its business internally. In Q2 2022, adjusted EBITDA was $12.6 million compared to adjusted EBITDA of $11.4 million in Q2 2021. Adjusted EBITDA grew due to strong demand for Syndeo, strong system sales and marketing conversions in EMEA, and fixed cost leverage, partly offset by the impact of COVID-19 lockdowns in China, supply chain headwinds, particularly shipping costs, increases in planned marketing programs, personnel-related expenses, and sales commissions associated with higher revenue.

Balance Sheet and Cash Flow Highlights
Cash and cash equivalents were approximately $821.0 million as of June 30, 2022 compared to approximately $901.9 million as of December 31, 2021. The Company's cash and cash equivalents include approximately $638.7 million of net proceeds raised in 2021 from the Company’s issuance of $750 million of 1.25% Convertible Senior Notes due 2026, which have been and/or will be used to fund potential future acquisitions, working capital expenditures, a capped call purchase agreement and general corporate purposes.

Warrants and Shares Outstanding
The Company had approximately 7.0 million private placement warrants and approximately 151 million shares of Class A common stock outstanding as of June 30, 2022.

Outlook

BeautyHealth increased its fiscal 2022 guidance and now expects net sales in the range of $340.0 million to $350.0 million, up from the previous outlook of $330.0 million to $340.0 million, reflecting management's confidence in the business as the Company executes against its growth plan. The Company also reaffirmed its 2022 outlook for adjusted EBITDA of approximately $50.0 million, reflecting the continuing strategy of reinvesting in the business to fuel long-term growth. The increase assumes no material deterioration in general market conditions or other factors related to COVID-19 trends.

For fiscal 2022, BeautyHealth also continues to expect up to $20.0 million of capital expenditures to be incurred during 2022.

BeautyHealth’s achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission. The outlook does not take into account the impact of any unanticipated developments in the business or changes in the operating environment, nor does it take into account any acquisitions, dispositions or financings during 2022. In addition, given the uncertainty in the environment in which BeautyHealth is operating, the Company remains cautious of the potential risk for further market closures or other restrictive measures from existing or new COVID-19 strains and the uneven global rollout and adoption of vaccines, as well as inflationary headwinds related to higher raw material, shipping and labor costs. BeautyHealth’s outlook assumes a largely reopened global market, which would be negatively impacted if closures or other restrictive measures persist or are reimplemented.

Conference Call
BeautyHealth will host a conference call on Tuesday, August 9, 2022, at 8:30 a.m. ET to review its second quarter financial results. The call may be accessed via live webcast through the "Events & Presentations" page under "News & Events" on our Investor Relations website at https://investors.beautyhealth.com/. A replay of the conference call will be available within approximately three hours after the conclusion of the call and can be accessed online at https://investors.beautyhealth.com/.

Non-GAAP Financial Measures
In addition to results determined in accordance with accounting principles generally accepted in the United States of America (GAAP), management utilizes certain non-GAAP financial measures such as adjusted net income, adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, and adjusted gross margin for purposes of evaluating ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance. These non-GAAP financial measures should not be considered as an alternative to GAAP financial information or as an indication of operating performance or any other measure of performance derived in accordance with GAAP, and may not provide information that is directly comparable to that provided by other companies in its industry, as these other companies may calculate non-GAAP financial measures differently, particularly related to non-recurring, unusual items.

The Company does not provide a reconciliation of its fiscal 2022 adjusted EBITDA guidance to net income (loss), the most directly comparable forward looking GAAP financial measure, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, which cannot be done without unreasonable efforts, including adjustments that could be made for changes in fair value of warrant liabilities, integration and acquisition-related expenses, amortization expenses, non-cash stock-based compensation, gains/losses on foreign currency, and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The Company's fiscal 2022 adjusted EBITDA guidance is merely an outlook and is not a guarantee of future performance. Stockholders should not rely or place an undue reliance on such forward-looking statements. See “Forward-Looking Statements” for additional information.

Adjusted Gross Profit and Adjusted Gross Margin
Management uses adjusted gross profit and adjusted gross margin to measure profitability and the ability to scale and leverage the costs of Delivery Systems and Consumables. The continued growth of Delivery Systems is expected to improve adjusted gross margin, as additional Delivery Systems sold will increase our recurring Consumables net sales, which has higher margins.

Management believes adjusted gross profit and adjusted gross margin are useful measures to the Company and its investors to assist in evaluating operating performance because they provide consistency and direct comparability with past financial performance and between fiscal periods, as the metrics eliminate the effects of amortization, depreciation, and stock-based compensation which are non-cash expenses that may fluctuate for reasons unrelated to overall continuing operating performance. Adjusted gross margin has been and will continue to be impacted by a variety of factors, including the product mix, geographic mix, direct vs. indirect mix, the average selling price on Delivery Systems, and new product launches. Management expects adjusted gross margin to fluctuate over time depending on the factors described above.

The following table reconciles gross profit to adjusted gross profit for the periods presented:

	Three months ended June 30,		Six months ended June 30,
Unaudited (in thousands)	2022	2021	2022	2021
Net sales	$103,536	$66,508	$178,951	$114,050
Cost of sales	31,882	19,257	55,360	35,059
Gross profit	$71,654	$47,251	$123,591	$78,991
Gross margin	69.2%	71.0%	69.1%	69.3%
Adjusted to exclude the following:
Stock-based compensation expense included in cost of sales	$207	$—	$433	$—
Depreciation and amortization expense included in cost of sales	2,969	2,567	5,624	5,158
Adjusted gross profit	$74,830	$49,818	$129,648	$84,149
Adjusted gross margin	72.3%	74.9%	72.4%	73.8%

Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted net income, adjusted EBITDA, and adjusted EBITDA margin are key performance measures that management uses to assess the Company's operating performance. Because adjusted net income, adjusted EBITDA and adjusted EBITDA margin facilitate internal comparisons of our historical operating performance on a more consistent basis, management uses these measures for business planning purposes.

Management also believes this information will be useful for investors to facilitate comparisons of operating performance and better identify trends in the business. Management expects adjusted EBITDA margin to increase over the long-term, as the Company continues to scale its business and achieve greater operating leverage.

The Company calculates adjusted net income as net income (loss) adjusted to exclude: change in fair value of public and private placement warrants, change in fair value of earn-out shares liability, other expense, net; amortization expense; stock-based compensation expense; management fees incurred from historical private equity owners; one-time or non-recurring items such as transaction costs (including transactions costs with respect to the Business Combination); restructuring costs (including those associated with COVID-19) and the aggregate adjustment for income taxes for the tax effect of the adjustments described above.

The Company calculates adjusted EBITDA as net income (loss) adjusted to exclude: change in fair value of public and private placement warrants, change in fair value of earn-out shares liability, other expense, net; interest expense; income tax benefit (expense); depreciation and amortization expense; stock-based compensation expense; foreign currency (gain) loss; management fees incurred from historical private equity owners; one-time or non-recurring items such as transaction costs (including transactions costs with respect to the Business Combination); and restructuring costs (including those associated with COVID-19).

The following table reconciles BeautyHealth’s net income (loss) to adjusted net income (loss) and adjusted EBITDA for the periods presented:

	Three months ended June 30,		Six months ended June 30,
Unaudited (in thousands)	2022	2021	2022	2021
Net income (loss)	$7,931	$(139,378)	$40,438	$(142,652)
Adjusted to exclude the following:
Change in FV of warrant liability	(15,185)	72,027	(67,237)	72,027
Change in FV of earn-out shares liability	—	36,525	—	36,525
Amortization expense	3,938	2,967	7,651	5,921
Stock-based compensation expense	6,378	3,508	13,427	3,542
Other (income) expense	(1,658)	4,307	(721)	4,314
Management fees (1)	—	82	—	209
Transaction related costs (2)	1,986	30,411	3,031	31,157
Other non-recurring and one-time fees (3)	1,897	50	3,852	137
Aggregate adjustment for income taxes	(3,097)	(2,671)	(6,723)	(3,434)
Adjusted net income (loss)	$2,190	$7,828	$(6,282)	$7,746
Depreciation expense	1,852	728	3,268	1,418
Interest expense	3,217	2,060	6,617	7,759
Foreign currency (gain) loss, net	2,206	(24)	1,838	232
Remaining benefit for income taxes	3,173	801	$9,414	$1,258
Adjusted EBITDA	$12,638	$11,393	$14,855	$18,413
Adjusted EBITDA margin	12.2%	17.1%	8.3%	16.1%
__________________
(1)Represents quarterly management fees paid to the former majority shareholder of HydraFacial based on a pre-determined formula. Following the Business Combination, these fees are no longer paid.
(2)For the three months and six months ended June 30, 2022, such amounts primarily represent direct costs incurred in relation to potential acquisitions. For the three months and six months ended June 30, 2021 such amounts primarily represent direct costs incurred with the Business Combination and to prepare HydraFacial to be marketed for sale by HydraFacial’s shareholders in previous periods.
(3)For the three months ended June 30, 2022, such costs primarily represent one-time severance costs due to a Company re-organization. For the six months ended June 30, 2022 such costs include the re-organization severance, other one-time personnel costs related to executive recruiting, executive severance, a one-time loss on fixed asset write-offs and a CEO sign-on bonus.
About the Business Combination
On May 4, 2021, Vesper Healthcare Acquisition Corp. (“Vesper Healthcare”), a special purpose acquisition company, completed the previously announced business combination (the “Business Combination”) with Edge Systems LLC d/b/a The HydraFacial Company (“HydraFacial”). In connection with the Business Combination, Vesper Healthcare changed its name to The Beauty Health Company, and LCP Edge Intermediate, Inc., the indirect parent of HydraFacial, became an indirect subsidiary of BeautyHealth. For fiscal periods following the date of completion of the Business Combination, financial results are reported by The Beauty Health Company on a consolidated basis.

About The Beauty Health Company
The Beauty Health Company (NASDAQ: SKIN) is a global category-creating company delivering beauty health experiences that help consumers reinvent their relationship with their skin, bodies and self-confidence. Our flagship brand, HydraFacial, created the category of hydradermabrasion by using a patented vortex-fusion delivery system to cleanse, extract, and hydrate the skin with proprietary solutions and serums. HydraFacial provides a non-invasive and approachable skincare experience. Together, with our powerful community of aestheticians, consumers and partners, we are personalizing skin care solutions for all ages, genders, skin tones, and skin types. HydraFacial is available in more than 90 countries with an install base of nearly 23,000 delivery systems providing millions of experiences to consumers each year. Find a local HydraFacial at https://hydrafacial.com/find-a-provider/. For more information, visit www.beautyhealth.com.

Forward-Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside The Beauty Health Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include The Beauty Health Company’s ability to manage growth; The Beauty Health Company’s ability to execute its business plan; potential litigation involving The Beauty Health Company; changes in applicable laws or regulations; the possibility that The Beauty Health Company may be adversely affected by other economic, business, and/or competitive factors; and the impact of the continuing COVID-19 pandemic on the Company’s business. The Beauty Health Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts
The One Nine Three Group
Investors: Christine Lauterwasser
Email: BeautyHealthIR@the193.com

Press: Kurt Hopfenspirger
Email: BeautyHealth@the193.com

The Beauty Health Company
Condensed Consolidated Statements of Comprehensive Income (Loss)
(in thousands except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$103,536	$66,508	$178,951	$114,050
Cost of sales	31,882	19,257	55,360	35,059
Gross profit	71,654	47,251	123,591	78,991
Operating expenses:
Selling and marketing	44,881	26,214	81,288	43,309
Research and development	2,601	2,988	4,831	4,440
General and administrative	27,585	44,402	53,846	55,213
Total operating expenses	75,067	73,604	139,965	102,962
Loss from operations	(3,413)	(26,353)	(16,374)	(23,971)
Other (income) expense:
Interest expense, net	3,217	2,060	6,617	7,759
Other (income) expense, net	(1,658)	4,307	(721)	4,314
Change in fair value of warrant liabilities	(15,185)	72,027	(67,237)	72,027
Change in fair value of earn-out shares liability	—	36,525	—	36,525
Foreign currency transaction loss (gain), net	2,206	(24)	1,838	232
Total other (income) expense	(11,420)	114,895	(59,503)	120,857
Income (loss) before provision for income taxes	8,007	(141,248)	43,129	(144,828)
Income tax expense (benefit)	76	(1,870)	2,691	(2,176)
Net income (loss)	$7,931	$(139,378)	$40,438	$(142,652)
Comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(3,687)	(276)	(3,832)	(281)
Comprehensive income (loss)	$4,244	$(139,654)	$36,606	$(142,933)
Net income (loss) per share
Basic	$0.05	$(1.52)	$0.27	$(2.24)
Diluted	$(0.05)	$(1.52)	$(0.18)	$(2.24)
Weighted average common shares outstanding
Basic	150,731,491	91,798,837	150,665,166	63,805,807
Diluted	151,719,451	91,798,837	152,274,394	63,805,807

The Beauty Health Company
Condensed Consolidated Balance Sheets
(in thousands, except for share amounts)
(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$820,970	$901,886
Accounts receivable, net of allowances for doubtful accounts of $2,482 and $2,681 at June 30, 2022 and December 31, 2021, respectively	79,918	46,824
Prepaid expenses and other current assets	20,336	12,322
Income tax receivable	1,008	4,599
Inventories	73,526	35,261
Total current assets	995,758	1,000,892
Property and equipment, net	18,041	16,183
Right-of-use assets, net	15,791	14,992
Intangible assets, net	51,202	56,010
Goodwill	124,033	123,694
Deferred income tax assets, net	312	330
Other assets	9,823	6,705
TOTAL ASSETS	$1,214,960	$1,218,806
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,830	$29,049
Accrued payroll-related expenses	27,786	28,662
Other accrued expenses	15,385	14,722
Lease liabilities, current	4,547	3,712
Income tax payable	2,510	292
Total current liabilities	87,058	76,437
Lease liabilities, non current	13,116	12,781
Deferred income tax liabilities, net	3,844	3,561
Warrant liabilities	26,579	93,816
Convertible senior notes, net	732,028	729,914
TOTAL LIABILITIES	862,625	916,509
Stockholders’ equity:
Class A Common Stock, $0.0001 par value; 320,000,000 shares authorized; 150,855,025 and 150,598,047 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	16	16
Preferred Stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Additional paid-in capital	735,682	722,250
Accumulated other comprehensive loss	(5,089)	(1,257)
Accumulated deficit	(378,274)	(418,712)
Total stockholders’ equity	352,335	302,297
LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,214,960	$1,218,806